UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2008
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 18, 2008, QLT Inc. (the “Company”) announced that Alain H. Curaudeau will be departing from his position as Senior Vice President, Portfolio and Project Management and Acting Senior Vice President, Research and Development of the Company. A copy of the press release announcing Mr. Curaudeau’s departure was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 16, 2008 and filed with the Securities and Exchange Commission on January 22, 2008 (Commission File No. 000-17082), and is incorporated herein by reference. Mr. Curaudeau’s last day of employment with the Company is expected to be February 29, 2008. Mr. Curaudeau was listed as a “named executive officer” in the Company’s definitive proxy statement dated April 20, 2007.
     Effective January 24, 2008, the Company and Mr. Curaudeau entered into a letter agreement relating to the terms of his departure. A copy of the letter agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     d)     Exhibits

Exhibit
No.	Description

10.1	Letter Agreement between the Company and Alain H. Curaudeau.

99.1
Press Release dated January 18, 2008 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 16, 2008 and filed with the Securities and Exchange Commission on January 22, 2008, Commission File No. 000-17082).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
Date: January 25, 2008	By:	/s/ Cameron Nelson
Cameron Nelson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement between the Company and Alain H. Curaudeau.

99.1
Press Release dated January 18, 2008 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 16, 2008 and filed with the Securities and Exchange Commission on January 22, 2008, Commission File No. 000-17082).